EXHIBIT 4I

               AMENDMENT TO INVESTORS' RIGHTS AGREEMENT

     Section 1.2(b) of the Investors' Rights Agreement, dated April 26, 2002, by and among CONCEPTS DIRECT, INC., a Delaware corporation, ST. CLOUD CAPITAL PARTNERS, LP, a Delaware limited partnership, PHILLIP A. WILAND, an individual, and LINDA S. WILAND, an individual, is hereby amended to read as follows:

     (b) Mandatory Registration. In addition to the foregoing, the Company shall prepare and file with the SEC prior to February 15, 2003, a Registration Statement or Registration Statements (as necessary) covering all of the Holder's Registrable Securities. The Company shall cause such Registration Statement to be declared effective by the SEC by May 15, 2003.

The parties have executed this Amendment to Investors' Rights
Agreement as of January 3, 2003.

                                 CONCEPTS DIRECT, INC.


                                 By:  /s/ Zaid H. Haddad
                                 Name:  Zaid H. Haddad
                                 Title:  Chief Financial Officer

                                 ST. CLOUD CAPITAL PARTNERS, LP


                                 By:  /s/ Cary S. Fitchey
                                 Name:  Cary S. Fitchey
                                 Title:  Senior Managing Director

                                 PHILLIP A. WILAND


                                 By: /s/ Phillip A. Wiland
                                 Phillip A. Wiland

                                 LINDA S. WILAND


                                 By: /s/ Linda S. Wiland
                                 Linda S. Wiland